Exhibit 10.2

GRANITE CONSTRUCTION INCORPORATED

ANNUAL INCENTIVE PLAN

[Year] PARTICIPATION AGREEMENT

[Name]:

The Compensation Committee of the Board of Directors of Granite Construction Incorporated (the "Compensation Committee") has selected you for participation in the Granite Construction Incorporated Annual Incentive Plan (the “AIP”). Under the terms of the AIP (a copy of which is attached as Exhibit A to this Agreement) you may earn a cash bonus upon the achievement of certain performance targets as determined by the Compensation Committee and described in Exhibit B to this Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the AIP.

1.	ADMINISTRATION

All questions of interpretation concerning this Agreement shall be determined by the Compensation Committee. All determinations by the Compensation Committee shall be final and binding upon all persons having an interest in your Individual Target Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

2.	INDIVIDUAL TARGET AWARD

2.1    In accordance with Section 5 of the AIP, the Compensation Committee has established an Individual Target Award, as well as a Threshold and Maximum Award, for the [Year] Plan Year on your behalf as follows:

Individual Target Award	[x]% Base Salary

	Threshold	Target	Maximum
Payout Levels as a % of Target	50%	100%	200%

Corporate

Corporate
PROJECTED Payout Corporate

Group[1]
PROJECTED Payout Group

1 Group goals included, as applicable.

COMPANY Safety Performance Level	Safety Multiplier
Threshold
Target
Maximum

GROUP Safety Performance Level[2]	Safety Multiplier
Threshold
Target
Maximum

2.2    If you are promoted during the Plan Year and unless otherwise determined by the Compensation Committee at the time of your promotion, your Individual Target Award will be prorated based on the number of days in the Plan Year before and after your promotion.

3.	PERFORMANCE GOALS

3.1    Payment of your Individual Target Award is conditioned upon satisfaction during the [Year] Plan Year of the Performance Goals set forth in Exhibit B.

3.2    Each Performance Goal set forth in Exhibit B consists of a Performance Measure. The actual level of achievement of a Performance Measure attained for the Plan Year will be computed in a consistent manner throughout the Plan Year by including the effects of any changes during the Plan Year for extraordinary items in accordance with Section 6.2 of the AIP; provided, however, that the adjustment made with respect to the effects of the award of bonuses under the Company's bonus plans will be as set forth in Exhibit B.

4.	PAYMENT OF AWARD

4.1    Determination of Attainment of Performance Goal. As soon as practicable following the completion of the [Year] Plan Year and prior to the Payment Date, the Compensation Committee shall determine the extent to which each Performance Goal has been attained. The Company will notify you of the Compensation Committee's determination and the resulting dollar amount of your award as soon as practicable following the Compensation Committee's determination.

4.2    Discretion to Reduce Award. Notwithstanding the provisions of Section 4.1 to the contrary, the Compensation Committee shall have the discretion to reduce your award (including to zero dollars).

4.3    Payment in Cash. Your award under the AIP shall be paid in cash.

4.4    Form and Timing of Payment of Award. Except as provided in Section 4.5 below, as soon as practicable following the Compensation Committee's determination pursuant to Section 4.1, and subject to any reduction determined by the Compensation Committee pursuant to Section 4.2, the Company shall pay your award in a lump sum subject to applicable income and employment tax withholding as provided in Section 5 below. Notwithstanding any other provision of this Section 4 and except as provided in Section 4.5 below, the Company shall pay your award no later than the later of two and one-half months following the end of the Plan Year.

2 Group goals included, as applicable.

4.5    Election to Defer. You may elect to defer receipt of your Award that otherwise would have been paid to you pursuant to Section 4.4 above. Any such deferral shall be subject to and in compliance with Section 409A of the Code as follows:

(a)    Deferral Election.

(i)    You must sign and date any election to defer your award and must designate the time and form of payment of your deferred award. Your election is irrevocable upon receipt of the deferral election by the Company.

(ii)    Your election to defer receipt of your award must be received by the Company in accordance with the terms of the Granite Construction Incorporated Key Management Deferred Compensation Plan II (“NQDC'”).

(b)    Distribution. Your deferred award will be distributed to you in cash in accordance with your election or the NQDC.

4.6    Clawback/Recoupment. Any award paid under this Agreement will be subject to recoupment in accordance with the Company's current clawback policy or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.

5.	TAX WITHHOLDING

All payments made under the AIP are subject to income and employment tax withholding and reporting as required by Federal, state and local law, as applicable.

6.	EFFECT OF TERMINATION OF SERVICE DURING THE PLAN YEAR.

6.1    Employed on Payment Date. Except as provided in Section 6.2 below, you must be actively employed by the Company on the Payment Date of your award in order to receive your award.

6.2    Death, Disability or Retirement. If your service is terminated prior to the Payment Date of your award by reason of your death, Disability or Retirement before the completion of the Plan Year, you will be entitled to receive payment in accordance with Section 4 of a prorated award. The award shall be determined following the completion of the Plan Year and the Compensation Committee's determination in accordance with Section 4.1, subject to Section 4.2 and paid the Payment Date. However, your award will be prorated on the basis of the ratio the numerator of which is the number of whole months of your service during the Plan Year and the denominator of which is twelve.

7.	MISCELLANEOUS PROVISIONS

7.1    Unfunded Obligation. Any amounts payable to you pursuant to the AIP shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to establish a separate fund under the AIP. Any right of any person, including you, to receive any payment under the AIP is no greater than the right of any other unsecured creditor of the Company.

7.2    Binding Effect. This Agreement together with the AIP shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

7.3    Termination or Amendment. Any termination or amendment of this Agreement or your award that may adversely affect your award is subject to your written consent unless such termination or amendment is necessary to comply with any applicable law or government regulation; otherwise, the Compensation Committee may terminate or amend this Agreement or your award at any time. No amendment or addition to this Agreement shall be effective unless in writing.

7.4    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, email or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid or deposit with a private delivery service with fees prepaid (Federal Express, DHL, etc.). Notices sent to the Company shall be addressed to the Company at 585 West Beach Street, PO Box 50085, Watsonville, CA 95077. Notices sent to the Participant shall be delivered by email to the Participant’s email address ending in @gcinc.com or mailed to the Participant’s address on file with the Company.

7.5    Integrated Agreement. This Agreement and the AIP constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Agreement shall survive any payment of your award and shall remain in full force and effect.

7.6    Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

7.7    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8    Acknowledgement. By signing this Agreement, you: (a) represent that you have read and are familiar with the terms and conditions of this Agreement and the AIP, (b) accept the award subject to all of the terms and conditions of this Agreement and the AIP, (c) agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under this Agreement and the AIP, and (d) acknowledge receipt of a copy of this Agreement, the AIP, and Exhibit B.

GRANITE CONSTRUCTION	EXECUTIVE
INCORPORATED

By:	By:
Signature		Signature

Title:	Date:

Date:

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